CUSIP NO. 87582Y108	13D	Page 13 of 13 Pages

Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Report on Schedule 13D (including amendments thereto) with respect to the common stock of Tangoe, Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such Report. Each party to this agreement agrees that this joint filing agreement may be signed in any number of counterparts.

In evidence whereof, the undersigned have executed this Joint Filing Agreement on this 30th day of November, 2015.

Clearlake Capital Partners IV Finance, L.P.

By:	Clearlake Capital Partners IV GP, L.P., its general partner
By:	Clearlake Capital Partners, LLC, its general partner
By:	CCG Operations, LLC, its managing member

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Co-President

Clearlake Capital Partners IV GP, L.P.

By:	Clearlake Capital Partners, LLC, its general partner
By:	CCG Operations, LLC, its managing member

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Co-President

Clearlake Capital Partners, LLC

By:	CCG Operations, LLC, its managing member

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Co-President

CCG Operations, LLC

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	Co-President

/s/ Behdad Eghbali
Behdad Eghbali

/s/ Jose E. Feliciano
Jose E. Feliciano